Exhibit 10.6

English Translation

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is entered into as of                  in Shanghai, China by and among the following parties:

1.	Pledgors:

2.	Company:

3.	Pledgee:

(In this Agreement, the above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

WHEREAS:

(1)

The Pledgors are all the recorded shareholders of the Company, which leally hold all the equity interests of the Company (the “Company Equity”). Their respective capital contributions and shareholding percentages in the Company’s registered capital as of the execution date of this Agreement are given in Annex 1 attached hereto.

(2)

The Parties have entered into the Shareholder Voting Right Proxy Agreement (“Proxy Agreement”) on                     , pursuant to which the Pledgors irrevocably entrusts the person designated by the Pledgee with the full power to exercise on their behalf all their shareholder voting rights in the Company.

(3)

The Company and the Pledgee have entered into the Exclusive Technical Service Agreement (“Service Agreement”) on                     , pursuant to which the Company exclusively engages the Pledgee to provide related services and agrees to pay the corresponding service fee to the Pledgee with respect to such services.

(4)

The Parties have entered into the Exclusive Call Option Agreement (“Call Option Agreement”) on                     , pursuant to which the Pledgors shall, to the extent permitted by PRC Law and at the request of the Pledgee, transfer all or part of their equity interests and/or assets in the Company to the Pledgee and/or any entity or individual designated by the Pledgee.

(5)

As the guarantee for performance by the Pledgors of the Contractual Obligations (as defined below) and repayment of the Guaranteed Liabilities (as defined below), the Pledgors agree to pledge all their Company Equity to the Pledgee and grant the Pledgee the right to request for repayment in first priority and the Company agrees to such equity pledge arrangement.

NOW, THEREFORE, the Parties hereby have reached the following agreement upon mutual consultations:

Article 1 Definitions

1.1	As used herein, the following terms shall be interpreted to have the following meanings, unless the context otherwise requires:

“Contractual Obligations”	Means all the contractual obligations of the Pledgors under the Proxy Agreement and Call Option Agreement; all the contractual obligations of the Company under the Proxy Agreement, Service Agreement and Call Option Agreement; and all the contractual obligations of the Pledgors and the Company under this Agreement.

“Guaranteed Liabilities”	Means all direct, indirect and consequential losses and losses of foreseeable profits suffered by the Pledgee due to any Event of Default (as defined below) on the part of the Pledgors and/or the Company, which are based on (including, but not limited to) the Pledgee’s reasonable business plan and profit forecast; and all fees incurred by the Pledgee for the enforcement of the Contractual Obligations of the Pledgors and/or the Company.

“Transaction Agreements”	Means the Proxy Agreement, Service Agreement and Call Option Agreement.

“Event of Default”	Means any breach by any Pledgor of any of its Contractual Obligations under the Proxy Agreement, Call Option Agreement and/or this Agreement; and any breach by the Company of any of its Contractual Obligations under the Proxy Agreement, Service Agreement, Call Option Agreement and/or this Agreement.

“Pledged Equity”	Means the entire Company Equity which is legally owned by the Pledgors as of the effective date hereof and is to be pledged to the Pledgee by the Pledgors according to provisions hereof as the guarantee for the performance of the Contractual Obligations by the Pledgors and the Company (for details of such equity interest, see Annex 1), and the increased capital contribution and equity interest described in Articles 2.6 and 2.7 hereof.

“PRC Law”	Means the then-current laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

1.2	The application to any PRC Law herein shall be deemed to include:

(1)	a reference to the PRC Law as modified, amended, supplemented or reenacted, effective either before or after the date hereof; and

(2)	a reference to any other decision, circular or rule made thereunder or effective as a result thereof.

1.3	Unless otherwise required by the context, a reference to a provision, clause, section or paragraph shall be a reference to a provision, clause, section or paragraph of this Agreement.

Article 2 Equity Pledge

2.1	Each Pledgor hereby agrees to pledge the Pledged Equity, which it legally owns and has the right to dispose of, to the Pledgee according to the provisions hereof as the guarantee for the repayment of the Guaranteed Liabilities. The Company hereby agrees that the Pledgors pledge the Pledged Equity to the Pledgee according to the provisions hereof.

2.2	Each Pledgor hereby undertakes that it will be responsible for recording the arrangement of the equity pledge hereunder (“Equity Pledge”) on the shareholders’ register of the Company on the date hereof. Each Pledgor further undertakes that it will make its best endeavors and take all necessary actions to handle the pledge registration of the Equity Pledge hereunder with the relevant industrial and commercial administration as soon as possible after the execution of this Agreement.

2.3	During the term of this Agreement, except for the willful misconduct or gross negligence of the Pledgee which has direct cause and effect relationship to the reduction in value of the Pledged Equity, the Pledgee shall not be liable in any way to, nor shall the Pledgors have any right to claim in any way or propose any demand on the Pledgee, in respect of the said reduction in value of the Pledged Equity.

2.4	To the extent not violating the provisions of Article 2.3 above, in case of any possibility of obvious reduction in value of the Pledged Equity which is sufficient to jeopardize the Pledgee’s rights, the Pledgee may at any time auction or sell off the Pledged Equity on behalf of Pledgors, and discuss with the Pledgors to use the proceeds from such auction or sale-off for the prepayment of the Guaranteed Liabilities, or may deposit such proceeds with the local notary institution in the place where the Pledgee is domiciled (any fees incurred in relation thereto shall be borne by the Pledgee). Additionally, at the Pledgee’s request, the Pledgors shall provide other property as the guarantee for the Guaranteed Liabilities.

2.5	In case of any Event of Default, the Pledgee shall have the right to dispose of the Pledged Equity in the manner as set out in Article 4 hereof.

2.6	Only upon prior consent by the Pledgee shall the Pledgors be able to increase their capital contribution to the Company. Further capital contributions made by the Pledgors to the registered capital of the Company shall also be a part of the Pledged Equity.

2.7	Only upon prior consent by the Pledgee shall the Pledgors be able to receive dividends in respect of the Pledged Equity. The dividends received by the Pledgors in respect of the Pledged Equity shall be deposited in the account designated by the Pledgee, supervised by the Pledgee and first used to clear off the Guaranteed Liabilities.

2.8	In case of any Event of Default, the Pledgee shall be entitled to dispose of any Pledged Equity of any Pledgor pursuant to the provisions hereof.

Article 3 Release of Pledge

3.1	Upon full and complete performance of all the Contractual Obligations and full and complete repayment of all the Guaranteed Liabilities by the Pledgors and the Company, the Pledgee shall, at the request of the Pledgors, release the Equity Pledge hereunder and shall cooperate with the Pledgors to go through the formalities to cancel the record of the Equity Pledge in the shareholders’ register of the Company and at the industrial and commercial administration governing the Company. The reasonable fees incurred in connection with such release shall be borne by the Pledgee.

Article 4 Disposal of Pledged Equity

4.1	The Parties hereby agree that, in case of any Event of Default, the Pledgee shall be entitled to, upon giving written notice to the Pledgors, exercise all the remedial rights and powers available to it under PRC Law, Transaction Agreements and this Agreement, including, but not limited to, being compensated in first priority with proceeds from auctions or sale-offs of the Pledged Equity. The Pledgee shall not be liable for any loss as a result of its reasonable exercise of such rights and powers.

4.2	The Pledgee shall have the right to designate in writing its legal counsel or other agent to exercise on its behalf any and all rights and powers set out above, and neither Pledgors nor the Company shall not oppose thereto.

4.3	The reasonable costs incurred by the Pledgee in connection with its exercise of any and all rights and powers set out above shall be borne by the Pledgors, and the Pledgee shall have the right to deduct the actual costs from the sums received as a result of its exercise of the rights and powers.

4.4	The sums received by the Pledgee as a result of the exercise of its rights and powers shall be used in order of precedence as follows:

First, to pay any cost incurred in connection with the disposal of the Pledged Equity and the exercise by the Pledgee of its rights and powers (including remunerations paid to its legal counsel and agent);

Second, to pay any taxes and levies payable for the disposal of the Pledged Equity; and

Third, to repay the Pledgee for the Guaranteed Liabilities.

In case of any balance after payment of the above amounts, the Pledgee shall return the same to the Pledgors or other persons entitled thereto according to the relevant laws and regulations or deposit the same with the local notary institution in the place where the Pledgee is domiciled (any fees incurred in relation thereto shall be borne by the Pledgee).

4.5	The Pledgee may exercise, simultaneously or in sequence, any default remedies available to it. The Pledgee shall not be obliged to exercise other default remedies before its exercise of the right to the auctions or sale-offs of the Pledged Equity hereunder.

Article 5 Expenses and Costs

5.1	All the expenses and costs actually incurred in connection with the creation of the Equity Pledge hereunder, including, but not limited to, stamp duty, other taxes and all legal fees, shall be borne by the Company.

Article 6 Continuity and No Waiver

6.1	The Equity Pledge hereunder is a continuing guarantee, with its validity to continue until the full performance of the Contractual Obligations or the full repayment of the Guaranteed Liabilities. No exemption or grace period granted by the Pledgee to the Pledgors in respect of their breach, and no delay by the Pledgee in exercising any of its rights under the Transaction Agreements and this Agreement shall affect the rights of the Pledgee under this Agreement, relevant PRC Law and the Transaction Agreements to demand at any time thereafter the strict performance of the Transaction Agreements and this Agreement by the Pledgors or the rights the Pledgee may have with respect to any subsequent breach by the Pledgors of the obligations under the Transaction Agreements and/or this Agreement.

Article 7 Representations and Warranties by the Pledgors

The Pledgors hereby severally represent and warrant to the Pledgee that:

7.1	Each Pledgor is a Chinese citizen or a limited liability company duly organized and validly existing under PRC Law (as the case may be) with full capacity, has the legal right and capacity to execute and perform this Agreement and may sue or be sued as an independent party.

7.2	All the reports, documents and information concerning the Pledgors and all the matters as required by this Agreement which are provided by the Pledgors to the Pledgee before this Agreement comes into effect are true and accurate in all material aspects as of the execution hereof.

7.3	All the reports, documents and information concerning the Pledgors and all the matters as required by this Agreement which are provided by the Pledgors to the Pledgee after this Agreement comes into effect are true and effective in all material aspects when provided.

7.4	At the time of the effectiveness of this Agreement, the Pledgors are the sole legal owners of the Pledged Equity, free and clear of any existing dispute whatever concerning the ownership of the Pledged Equity. The Pledgors have the right to dispose of the Pledged Equity or any part thereof.

7.5	Except for the security interest created on the Pledged Equity hereunder and the rights created under the Transaction Agreements, the Pledged Equity is free and clear of any other security interest, third party interest or other restriction.

7.6	The Pledged Equity is capable of being pledged or transferred according to the laws, and the Pledgors have the full right and power to pledge the Pledged Equity to the Pledgee pursuant to the provisions hereof.

7.7	This Agreement, when duly executed by the Pledgors, constitutes a legal, valid and binding obligation of the Pledgors.

7.8	Other than the equity pledge registration with the industry and commerce administration, any consent, permit, waiver or authorization by any third person, or any approval, permit or exemption by any government authority, or any registration or filing formalities (if required by laws) with any government authority to be handled or obtained in respect of the execution and performance hereof and the Equity Pledge hereunder have already been handled or obtained, and will remain in full force throughout the term of this Agreement.

7.9	The execution and performance by the Pledgors of this Agreement do not violate or conflict with any laws applicable to them, or any agreement to which they is a party or by which their assets are bound, any court judgment, any arbitration award, or any decision of any administration authority.

7.10	The pledge hereunder constitutes the security interest (first in order) on the Pledged Equity.

7.11	All the taxes and fees payable in connection with acquisition of the Pledged Equity have already been paid by the Pledgors in full.

7.12	There is no litigation, legal proceedings or demand at any court or any arbitral tribunal pending or, to the knowledge of the Pledgors, threatened against the Pledgors or their property or the Pledged Equity, nor is there any litigation, legal proceedings or demand at any government authority or any administrative authority pending or, to the knowledge of the Pledgors, threatened against the Pledgors or their property or the Pledged Equity, which has a material adverse effect on the economic status of the Pledgors or their ability to perform the obligations hereunder and the Guaranteed Liabilities.

7.13	The Pledgors hereby warrant to the Pledgee that the above representations and warranties will remain true and accurate at any time and under any circumstance before the Contractual Obligations are fully performed or the Guaranteed Liabilities are fully repaid, and will be fully complied with.

Article 8 Representations and Warranties by the Company

The Company hereby represents and warrants to the Pledgee that:

8.1	The Company is a limited liability company duly organized and validly existing under PRC Law with an independent legal personality. It also has the full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

8.2	All the reports, documents and information concerning the Pledged Equity and all the matters as required by this Agreement which are provided by the Company to the Pledgee before this Agreement comes into effect are true and accurate in all material aspects as of the execution hereof.

8.3	All the reports, documents and information concerning the Pledged Equity and all the matters as required by this Agreement which are provided by the Company to the Pledgee after this Agreement comes into effect are true and effective in all material aspects when provided.

8.4	This Agreement, when duly executed by the Company, constitutes a legal, valid and binding obligation of the Company.

8.5	It has the full corporate power and authority to execute and deliver this Agreement and all other documents relating to the transaction contemplated hereby and to be executed by it. It also has the full power and authority to consummate the transaction contemplated hereby.

8.6	There is no litigation, legal proceedings or demand at any court or any arbitral tribunal pending or, to the knowledge of the Company, threatened against the Pledged Equity, the Company or its property, nor is there any litigation, legal proceedings or demand at any government authority or any administrative authority pending or, to the knowledge of the Company, threatened against the Pledged Equity, the Company or its property, which has a material adverse effect on the economic status of the Company or the Pledgors’ ability to perform the obligations hereunder and the Guaranteed Liabilities.

8.7	The Company hereby agrees to bear joint responsibilities to the Pledgee in respect of the representations and warranties made by the Pledgors under Articles 7.4, 7.5, 7.6, 7.8 and 7.10 hereof.

8.8	The Company hereby warrants to the Pledgee that the above representations and warranties will remain true and accurate at any time and under any circumstance before the Contractual Obligations are fully performed or the Guaranteed Liabilities are fully repaid, and will be fully complied with.

Article 9 Undertakings by the Pledgors

The Pledgors hereby severally agree and undertake to the Pledgee that:

9.1	Without the prior written consent of the Pledgee, the Pledgors shall not create or permit to be created any new pledge or other security interest on the Pledged Equity. Any pledge or other security interest created on all or part of the Pledged Equity without the prior written consent of the Pledgee shall be null and void.

9.2	Without first giving written notice to the Pledgee and having the Pledgee’s prior written consent, the Pledgors shall not transfer the Pledged Equity, and any attempted transfer by the Pledgors shall be null and void. The proceeds from transfer of the Pledged Equity by the Pledgors shall be first used to repay to the Pledgee in advance the Guaranteed Liabilities or deposited with any third person as agreed with the Pledgee.

9.3	In case of any litigation, arbitration or other demand which may be adverse to the interests of the Pledgors or the Pledgee under the Transaction Agreements and hereunder or to the Pledged Equity, the Pledgors shall notify the Pledgee thereof in writing as practicable as possible and at the reasonable request of the Pledgee, take all necessary actions to ensure the pledge interests of the Pledgee in the Pledged Equity.

9.4	The Pledgors shall, within three (3) months prior to the expiry of the Company’s duration, complete the registration procedures concerning the extension thereof so as to maintain the validity of this Agreement.

9.5	The Pledgors shall not do or permit any act that may be adverse to the interests of the Pledgee under the Transaction Agreements and hereunder or to the Pledged Equity. Each Pledgor shall waive the preemptive right at the exercise of the right of pledge hereunder by the Pledgee.

9.6	Upon execution of this Agreement, the Pledgors shall do its best and take all necessary actions to handle the pledge registration of the Equity Pledge hereunder with the relevant industrial and commercial administration as promptly as possible. At the Pledgee’s reasonable request, the Pledgors shall take all such actions and execute all such documents (including but not limited to any supplementary agreement hereto) as may be necessary to ensure the pledge interests of the Pledgee in the Pledged Equity and the exercise and realization of the rights thereof.

9.7	If assignment of any Pledged Equity arises as a result of the exercise of the right of pledge hereunder, the Pledgors shall take all such actions as may be necessary or requisite for such assignment.

9.8	The Pledgors shall warrant that the convening procedures of and method and contents of voting at the meetings of the board of shareholders and board of directors (or executive directors) of the Company held for the execution of this Agreement, the creation of the right of pledge hereunder and the exercise of the right of pledge hereunder will not be in violation of any law, administrative regulations or the Company’s articles of association.

9.9	The Pledgors undertake to, within twenty (20) business days following the execution of this Agreement, apply to the competent industrial and commercial administration for the registration of the Equity Pledge in respect of the Equity Pledge hereunder and provide all necessary cooperation to complete such registration in time.

Article 10 Undertakings by the Company

10.1	If any consent, permit, waiver or authorization by any third person, or any approval, permit or exemption by any government authority, or any registration or filing formalities (if required by laws) with any government authority need to be handled or obtained in respect of the execution and performance hereof and the Equity Pledge hereunder, the Company shall do its best to cooperate to handle or obtain them and ensure that they will remain in full force throughout the term of this Agreement.

10.2	Without the prior written consent of the Pledgee, the Company shall not assist or permit the Pledgors to create any new pledge or other security interest on the Pledged Equity.

10.3	Without the prior written consent of the Pledgee, the Company shall not assist or permit the Pledgors to transfer the Pledged Equity.

10.4	In case of any litigation, arbitration or other demand which may be adverse to the interests of the Company or the Pledgee under the Transaction Agreements and hereunder or to the Pledged Equity, the Company shall notify the Pledgee thereof in writing as practicable as possible and at the reasonable request of the Pledgee, take all necessary actions to ensure the pledge interests of the Pledgee in the Pledged Equity.

10.5	The Company shall, within three (3) months prior to the expiry of its duration, complete the registration procedures concerning the extension thereof so as to maintain the validity of this Agreement.

10.6	The Company shall not do or permit any act that may be adverse to the interests of the Pledgee under the Transaction Agreements and hereunder or to the Pledged Equity.

10.7	The Pledgors shall provide to the Pledgee the Company’s financial statements for the previous calendar quarter within the first month of each calendar quarter, including, but not limited to, balance sheet, income statement and cash flow statement.

10.8	At the Pledgee’s reasonable request, the Company shall take all such actions and execute all such documents (including, but not limited to, any supplemental agreement hereto) as may be necessary to ensure the pledge interests of the Pledgee in the Pledged Equity and the exercise and realization of the rights thereof.

10.9	If assignment of any Pledged Equity arises as a result of the exercise of the right of pledge hereunder, the Company shall take all such actions as may be necessary or requisite for such assignment.

10.10	The Company undertakes to, within ten (10) business days following the execution of this Agreement, assist the Pledgors to apply to the competent industrial and commercial administration for the registration of the Equity Pledge in respect of the Equity Pledge hereunder and provide all necessary cooperation to complete such registration in time.

Article 11 Change of Circumstances

11.1	As a supplement and subject to compliance with the Transaction Agreements and the other terms of this Agreement, in case that at any time the promulgation or change of any PRC Law, regulations or rules, or change in interpretation or application of such laws, regulations and rules, or the change of the relevant registration procedures makes the Pledgee hold that it will be illegal or in conflict with such laws, regulations or rules to maintain the effectiveness of this Agreement and/or dispose of the Pledged Equity in the manner provided herein, the Pledgors and the Company shall, at the written direction of the Pledgee and in accordance with the reasonable request of the Pledgee, promptly take actions and/or execute any agreement or other document, in order to:

1)	maintain the validity of this Agreement;

2)	facilitate the disposal of the Pledged Equity in the manner provided herein; and/or

3)	maintain or realize the guaranty created or intended to be created hereunder.

Article 12 Effectiveness and Term

12.1	This Agreement shall become effective upon the satisfaction of all of the following conditions:

(1)	this Agreement is duly executed by the Parties; and

(2)	the Equity Pledge hereunder has been legally recorded in the shareholders’ register of the Company.

12.2	This Agreement shall be valid until the full performance of the Contractual Obligations or the full repayment of the Guaranteed Liabilities.

Article 13 Notices

13.1	Any notice, request, demand and other communications required to be made or given under or pursuant to this Agreement shall be in writing and delivered to the relevant Party.

13.2	The abovementioned notices or other communications shall be deemed duly given or served: if sent by fax or telex, immediately upon transmission; if delivered in person, at the time of delivery; if posted by mail, five (5) days after posting.

Article 14 Miscellaneous

14.1	The Pledgors and the Company agree that the Pledgee may, upon notice to the Pledgors and the Company but not necessarily with the consent of the Pledgors and the Company, assign the Pledgee’s rights and/or obligations hereunder to any third party, provided that the Pledgors or the Company may not, without the Pledgee’s prior written consent, assign their rights, obligations and/or liabilities hereunder to any third party.

14.2	When the Pledgee exercises its right of pledge to the Pledged Equity pursuant to the provisions hereof, the amount of the Guaranteed Liabilities determined by the Pledgee at its own discretion shall be regarded as the conclusive evidence of the Guaranteed Liabilities hereunder.

14.3	This Agreement is written in Chinese and executed in eleven (11) originals, with one (1) original to be retained by each Party hereto.

14.4	The formation, validity and interpretation of, resolution of disputes in connection with, this Agreement, shall be governed by PRC Law.

14.5	Dispute Resolution

(1)	Any dispute arising hereunder and in connection herewith shall be resolved through consultations among the Parties, and if the Parties fail to reach a mutual agreement within thirty (30) days of its occurrence, any Party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules in effect at the time of applying for arbitration. The seat of arbitration shall be Shanghai and the language used in arbitration proceedings shall be Chinese. The arbitral award shall be final and binding on the Parties.

(2)	During dispute resolution, the Parties shall continue to perform the terms of this Agreement other than those relating to disputes.

14.6	Any right, power or remedy conferred on any Party by any provision of this Agreement shall not be exclusive of any other right, power or remedy available to it at law and under the other provisions of this Agreement, and the exercise by such Party of any of its rights, powers and remedies shall not preclude the exercise of any other rights, powers and remedies it may have.

14.7	No failure or delay by a Party in exercising any of its rights, powers and remedies available to it hereunder or at law (hereinafter, the “Party’s Rights”) shall operate as a waiver thereof, nor shall the waiver of any single or partial exercise of the Party’s Rights shall preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

14.8	The headings contained herein shall be for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.

14.9	Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more provisions herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

14.10	This Agreement, when executed, shall supersede any prior other legal document among the Parties with respect to the subject matter hereof. Any amendment or supplement hereto shall be made in writing and shall become effective only upon due execution by the Parties hereto, but other than Pledgee’s transfer of its rights hereunder according to Article 14.1 hereof.

14.11	This Agreement shall be binding on the legal assignees, successors or heirs of the Parties. The successors, heirs or permitted assignees (if any) of the Pledgors and the Company shall continue to perform the obligations of the Pledgors and the Company under this Agreement. Each Pledgor warrants to the Pledgee that it has made (and will continue to make) all such arrangements and has signed all such documents as are necessary to ensure that upon its death, incapacity, bankruptcy, divorce or the occurrence of any other circumstance that prevents it from exercising the equity, the persons that may acquire the Company Equity or related rights as a result thereof, including its heir, guardian, creditor or spouse, will not affect or impede the performance of this Agreement.

14.12	At the time of execution hereof, each Pledgor shall sign a power of attorney (“Power of Attorney”, the form of which is given in Annex 2) to authorize any person designated by the Pledgee to sign, on the Pledgee’s behalf and according to this Agreement, any and all legal documents necessary for the exercise of Pledgee’s rights hereunder. Such Power of Attorney shall be delivered to the Pledgee to keep in custody and, when necessary, the Pledgee may at any time submit the Power of Attorney to the relevant government authority.

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[Signature Page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and in the place as first above written.

Pledgors

Company

Pledgee

Annex 1:

Company’s General Information

Company name:

Registered capital: RMB

Legal representative:

Shareholding structure:

Shareholder’s name	Contribution in registered capital (RMB yuan)	Percentage of contribution	Method of contribution

Total

Annex 2:

Form of Power of Attorney

I/we,             , hereby irrevocably entrust              (ID card number:                     ) as my or our authorized representative to sign all the necessary or useful legal documents for the exercise of the rights by                      under the “Equity Pledge Agreement about                     ” among                     , me/us and                     .

Signature:

Date:

Schedule A

The following schedule sets forth all major similar agreements the registrant entered into with each of its variable interest entities. Other than the information set forth below, there is no material difference between such agreements and this exhibit.

VIE	Executing Parties	Execution Date
Shanghai Liulishuo Information and Technology Co., Ltd.

Pledgors: Dr. Yi Wang, Mr. Zheren Hu, Dr. Hui Lin, Zhuhai Xinran Consulting and Management Co., Ltd., Ningbo Meishan Bonded Port Zhimei Fifth Equity Investment Partnership (Limited Partnership), Jiwei Enterprise Management and Consulting (Shanghai) Co., Ltd., Mr. Gu Jiong, Dazi Tongxin Kaiyuan Investment Management Co., Ltd., and Beijing Wu Capital Investment Management;

Company: Shanghai Liulishuo Information and Technology Co., Ltd.;

Pledgee: Yuguan Information Technology (Shanghai) Co., Ltd.

May 29, 2018

Shanghai Mengfan Cultural Communication Co., Ltd.

Pledgors: Dr. Yi Wang, Mr. Zheren Hu, Dr. Hui Lin, Zhuhai Xinran Consulting and Management Co., Ltd., Ningbo Meishan Bonded Port Zhimei Fifth Equity Investment Partnership (Limited Partnership), Jiwei Enterprise Management and Consulting (Shanghai) Co., Ltd., Mr. Gu Jiong, Dazi Tongxin Kaiyuan Investment Management Co., Ltd., and Beijing Wu Capital Investment Management;

Company: Shanghai Mengfan Cultural Communication Co., Ltd.;

Pledgee: Yuguan Information Technology (Shanghai) Co., Ltd.

May 29, 2018

Jiangsu Liulishuo Education Technology Co., Ltd.

Pledgors: Dr. Yi Wang, Mr. Zheren Hu, Dr. Hui Lin, Zhuhai Xinran Consulting and Management Co., Ltd., Ningbo Meishan Bonded Port Zhimei Fifth Equity Investment Partnership (Limited Partnership), Jiwei Enterprise Management and Consulting (Shanghai) Co., Ltd., Mr. Gu Jiong, Dazi Tongxin Kaiyuan Investment Management Co., Ltd., and Beijing Wu Capital Investment Management;

Company: Jiangsu Liulishuo Education Technology Co., Ltd.;

Pledgee: Yuguan Information Technology (Shanghai) Co., Ltd.

May 29, 2018